UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

WideOpenWest, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-38101	46-0552948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 1000

Englewood, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 479-3500

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2024, WideOpenWest, Inc. (the “Company”) and its wholly-owned subsidiary, WideOpenWest Finance, LLC, entered into a new superpriority credit agreement with the lenders from time to time party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “Priority Credit Agreement”). The Priority Credit Agreement provides for (i) a $200 million superpriority “first out” new money term loan (the “First Out TL”), (ii) a supersenior “second out” term loan (the “Second Out TL”) and (iii) a supersenior “second out” revolving credit facility (the “Second Out RCF” and together with the First Out TL and Second Out TL, the “Supersenior Facility”). The Supersenior Facility is guaranteed by the same guarantors and collateral package as the Company’s existing credit facility, and also contains certain collateral and guarantee enhancements. The First Out TL has already been funded by a fronting bank. The First Out TL is open to pro rata participation from all first lien term lenders under the Existing Credit Agreement (as defined below).

The Supersenior Facility provides that term loan lenders under the Existing Credit Agreement that fund their pro rata share of the new money First Out TL will be entitled to exchange their existing term loans under the Existing Credit Agreement into the Priority Credit Agreement, with 15% of such exchanged term loans to be included at par in the First Out TL (with such amounts incremental to the $200 million amount outstanding under the First Out TL) and 85% of the exchanged term loans at par into the Second Out TL. If all existing term loan lenders participated in the new money First Out TL, the aggregate First Out TL would be $306.5 million (exclusive of PIK fees) and the Second Out TL would be $603.4 million. In addition, to the extent that the Company’s revolving lenders under the Existing Credit Facility agree to provide covenant relief with respect to the springing leverage ratio under the Existing Credit Agreement, such revolving lenders will be entitled to exchange their revolving commitments at par into the Second Out RCF prior to November 1, 2024.

The First Out TL matures in December 2028 (subject to a springing maturity of 91 days prior to the maturity of the revolving facility under the Existing Credit Agreement) and bears interest at a rate equal to SOFR plus 7.00%. In addition, the First Out TL contains capacity for an incremental $125 million which may not be incurred prior to the first anniversary of the closing date of the Priority Credit Agreement. The Second Out TL matures in December 2028, and bears interest at a rate equal to SOFR plus 3.00%. The Second Out RCF matures in December 2026 and initially bears interest at a rate equal to SOFR plus 2.75% (subject to adjustment based on a grid). Both the First Out TL and Second Out TL require amortization payments of 1.0% per annum.

The Supersenior Facility contains certain (a) restrictive covenants, including, but not limited to, restrictions on the entry into burdensome agreements, the prohibition of the incurrence of certain indebtedness, restrictions on the ability to make certain payments and to enter into certain merger, consolidation, asset sale and affiliate transactions, and (b) a springing secured net leverage ratio for the benefit only of the Second Out RCF lenders. The Priority Credit Agreement also contains representations and warranties, affirmative covenants and events of default customary for an agreement of its type. As is customary, certain events of default could result in an acceleration of the Company’s obligations under the Priority Credit Agreement.

In connection with the foregoing, the Company and WideOpenWest Finance, LLC, (i) amended its existing credit agreement with the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., (“MSSF”) as administrative agent, collateral agent and issuing Bank (the “Existing Credit Agreement”) to provide for certain waivers, releases and consents thereunder. Further, if the revolving lenders holding more than 50% of the outstanding revolving commitments under the Existing Credit Agreement participate in the Supersenior Facility, the springing leverage covenant under the Existing Credit Agreement will be eliminated. The obligations under the Existing Credit Agreement are subordinated in right of payment to the obligations under the Priority Credit Agreement.

The foregoing summary of the Priority Credit Agreement and amended Existing Credit Agreement is qualified in its entirety by reference to the actual agreements, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Disclosures pursuant to confidentiality agreements

In connection with the refinancing disclosed above, the Company entered into confidentiality agreements with the Lenders, pursuant to which the Company provided certain confidential information to the Lenders and agreed to publicly disclose such information upon the occurrence of certain events (the “Cleansing Materials”). The Cleansing Materials include a summary of certain projections provided to the Lenders, which is furnished hereto as Exhibit 99.1 in satisfaction of its obligations under such confidentiality agreements.

The Cleansing Materials are based solely on information available to the Company as of the date the Cleansing Materials were provided and were not prepared with a view toward public disclosure. The Company generally does not publicly disclose or make external projections to the extent contained in the Cleansing Materials. Rather, the Company prepared such projections pursuant to confidentiality agreements for the limited purpose of providing information in connection with the Company’s discussions regarding additional financing with the Lenders. The estimates and assumptions underlying the Cleansing Materials and any other prospective financial information or projections contained in the Cleansing Materials are subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately. Accordingly, there can be no assurance that the projections or any other prospective financial information contained in the Cleansing Materials will be realized. The Company’s actual results are likely to be different than its projected results, and such differences may be material. The Cleansing Materials should not be relied on by any party for any reason.

The information contained in this Item 7.01 and Exhibits 99.1 to this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates the information by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information contained in this report. The information in this report on Form 8-K, including Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any securities. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report except as required by law.

Cautionary Note Regarding Forward-Looking Statements

Certain Statements in this Form 8-K and the exhibit hereto that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes these statements and the assumptions and estimates contained therein are reasonable based on information that is currently available to it. However, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and the Company cannot assure that the Company can or will meet the expectations and projections. Any number of factors could cause our actual results to be materially different from those expressed or implied in the Company’s forward looking statements. Further information on the risks and uncertainties that may affect our business is available in the Company’s filings with the U.S Securities and Exchange Commission (the “SEC”), and the Company strongly encourages readers to review and understand those risks.

Use of non-GAAP Financial Measures

The information furnished in the Cleansing Materials includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”) including Adjusted EBITDA and Adjusted EBITDA margin. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity.

The Company does not provide a forward-looking reconciliation of certain forward-looking non-GAAP metrics as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1*	Super-Priority Credit Agreement, dated October 11, 2024, by and among WideOpenWest Finance, LLC, WideOpenWest, Inc., the other lenders from time to time party thereto and Wilmington Savings Fund Society FSB as Administrative Agent and Collateral Agent.
10.2*	Amendment No. 1 to Credit Agreement, dated October 11, 2024, by and among WideOpenWest Finance, LLC, WideOpenWest, Inc., the other lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc. as Administrative Agent.
99.1	Cleansing Materials.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and other attachments have been omitted from this filing and will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST, INC.

October 15, 2024	By:	/s/ John Rego
John Rego
Chief Financial Officer